SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): May 29, 1998


                       Spice Entertainment Companies, Inc.
             (Exact Name of Registrant as specified in its Charter)


         Delaware                        0-21150                11-2917462
--------------------------------------------------------------------------------
(State or other jurisdiction           (Commission           (IRS Employer
   of incorporation)                   File Number)          Identification No.)


         536 Broadway, New York, NY                       10012
------------------------------------------------------------------------------
(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number,
including area code:                                  (212) 941-1434


Item 5.  Other Events.

     On May 29, 1998, Playboy Enterprises, Inc. ("PEI"), Spice Entertainment Companies, Inc. ("Spice"), New Playboy, Inc. ("Holdco"), Playboy Acquisition Corp., a wholly-owned Holdco subsidiary, and Spice Acquisition Corp., a wholly owned Holdco subsidiary, entered into an Agreement and Plan of Merger ("Merger Agreement") whereby PEI will acquire Spice through the merger of Spice Acquisition Corp. with and into Spice (the "Merger"). For each share of Spice common stock, Spice stockholders will receive the following from PEI:

                 --   $3.60 in cash; and
                 --   0.1371 shares of PEI Class B Stock, subject to
                      a collar designed to provide a minimum value of $2.20 or a maximum value of $2.88 per Spice share.

         The Merger Agreement and related agreements provide that Spice will transfer to a newly-formed subsidiary ("Subco"), among other assets, Spice's digital operations center for video and Internet broadcasts, certain rights to a library of adult films, and Spice's option to acquire the outstanding stock or assets of Emerald Media, Inc. ("EMI"). EMI operates four television networks which distribute explicit adult movies and related programming to the C-band direct-to-home market. The Merger Agreement also provides that Spice distribute the Subco common stock and warrants to purchase additional Subco common stock and warrants to purchase additional Subco common stock to Spice stockholders as part of the Merger consideration.

         Consummation of the Merger and related transactions is subject to the approval of the Spice stockholders, receipt of various consents and other customary closing conditions. Closing of the transaction is expected to occur during the third calendar quarter of 1998. The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.01

         On March 6, 1998, R. Christopher Yates entered into a Separation and Non-Competition Agreement with Spice and The Home Video Channel Ltd. ("HVC") which provided for the termination of his service agreement with HVC, a (pound)30,000 termination payment and his resignation from the Spice Board of Directors. On June 2, 1998, Mr. Yates resigned from the Board of Directors.


Item 7.  Financial Statements and Exhibits.

(c)      Exhibits:


Exhibit Number    Description
--------------    ------------------------------------------------------------
2.01              Agreement and Plan of Merger dated as of May 29, 1998 by and among Playboy Enterprises, Inc., New Playboy, Inc. Playboy
                  Acquisition Corp., Spice Acquisition Corp. and Spice
                  Entertainment Companies, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           SPICE ENTERTAINMENT COMPANIES, INC.



                                           /s/ Daniel J. Barsky
                                           ------------------------------------
                                           By: Daniel J. Barsky
                                               Senior Vice President,
                                               Secretary and General Counsel


Dated: June 11, 1998

                                 EXHIBIT INDEX


Exhibit Number    Document Description
--------------    ------------------------------------------------------------
2.01              Agreement and Plan of Merger dated as of May 29, 1998 by and among Playboy Enterprises, Inc., New Playboy, Inc. Playboy
                  Acquisition Corp., Spice Acquisition Corp. and Spice
                  Entertainment Companies, Inc.